EXHIBIT 3.5

                            CERTIFICATE OF CORRECTION
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 VOICENET, INC.

     Voicenet, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES  HEREBY   CERTIFY:   that  a  Certificate  of  Amendment  to  the
Certificate of  Incorporation  was filed with the Secretary of State of Delaware on September 16, 1996 and that said Certificate requires correction as permitted by Sections 103(f) of the General Corporation Law of the State of Delaware.

          That  Article  FOURTH  of the that  Certificate  of  Amendment  to the
Certificate of  Incorporation  of the Corporation be amended by striking Article
FOURTH in its entirety and replacing therefor:

          "FOURTH:  The total  number of shares of stock  which the  Corporation shall have authority to issue is 11,000,000 of which  10,000,000 shall be shares of Common  Stock,  par value $.01 per share,  and  1,000,000 shall be shares of  Preferred  Stock,  par value $.01 per  share.  The shares of Preferred Stock may be divided into such number of series as the  Board of  Directors  may  determine.  The Board of  Directors  is authorized to determine and alter the rights, preferences,  privileges and  restrictions  granted to and imposed upon the Preferred  Stock or any series  thereof  with  respect to any  wholly  unissued  series of
          Preferred Stock, and to fix the number of shares of any such series of
          Preferred  Stock.  The  Board of  Directors,  within  the  limits  and restrictions  stated in any  resolution or resolutions of the Board of
          Directors  originally  fixing  the number of shares  constituting  any series,  may increase or decrease  (but not below the number of shares of any series subsequent to the issue of shares of that series."

          IN WITNESS  WHEREOF,  the undersigned sets his hand as of the 13th day of April, 2001.

                                          VOICENET, INC.

                                          By: /s/ Alan Dawson
                                             ----------------------------------
                                          Name:    Alan Dawson
                                          Title:   Chief Executive Officer